Exhibit 10.4

To:	Date: July 27, 2014

Bank Leumi Le-Israel B.M.

Whereas          you have and/or will make available, if you see fit, to the undersigned, CompuLab Ltd. (hereinafter: the “Company”), loans, credits and/or other banking services, under such terms and conditions and in such amounts as agreed or will be agreed upon between us from time to time; and

Whereas          you have received and/or will receive from us various undertakings and guarantees in your favor or towards you; and

Whereas          as one of the conditions for the providing of such loans and/or credits and/or other banking services and for receiving such various undertakings and guarantees, you demanded that we sign this Letter and we agreed to do so;

Therefore, we hereby declare and undertake as follows: -

A.	Undertaking for Retention of Tangible Equity

We hereby undertake that the Company’s Tangible Equity, as defined below, will at no time be less than the rate of 30% of the total balance sheet on a company-alone basis.

In addition, the Company’s Tangible Equity will at no time be less than the amount of NIS 30 million, with such amount linked to the Consumer Price Index, starting from the index know on the date of signing this Letter.

All the above data as reflected in the Company’s quarterly and annual financial statements as set forth below, on a company-alone basis.

“Tangible Equity” - means, the equity as reflected in the financial statements, including paid-up share capital, undistributed surplus, funds, plus the balance of the shareholders’ loans principal amounts with respect to which subordination letters were signed by the Company and its shareholders in favor of the Bank, less deferred expenses, intangible assets, such as: Goodwill, patents, trademarks, trade names, copyrights etc., and less debtors of the Company, who are the interested parties and/or subsidiaries and/or affiliates of the Company (as such terms are defined in the Securities Law, 5728-1968) and less guarantees given by the Company to secure the debts of the Company’s interested parties and/or subsidiaries and/or affiliates.

Regarding financial statements prepared in accordance with International Financial Reporting Standards (IFRS), the definition of equity will change in the manner set forth below:

a.	Exclude minority interests which appear as part of the equity (for consolidated financial statements).

b.	The equity will also include warrants for which the surplus exercise money is linked (will appear as part of the liabilities).

c.	The equity will also include a conversion component for convertible bonds the exercise price of which is linked (if such appear separately in the liabilities item of the balance sheet).

d.	The revaluation fund for fixed assets, which was created after the adoption of the revaluation model for the period following the conclusion of the financial covenants, will not be included.

Regarding financial statements prepared in accordance with US GAAP, the definition of equity (for consolidated financial statements) will not include the minority interests which appear as part of the equity.

“Financial Statements”, mean - the Company’s annual and quarterly financial statements on a consolidated/Company alone basis*, published by the Company in accordance with generally accepted accounting, including, inter alia, a balance sheet, profit and loss statement, cash flow statement, changes in shareholders’ equity statement and any other statements or notes required under the accounting standards and/or by any competent authorities.

The Financial Criteria set forth in section 1 above (hereinafter: the “Criteria”) are based on accounting standards, accounting principles, estimates and accounting policy (hereinafter: the “Accounting Treatment”), as applied in the Company’s last financial statements, as of the date of this Letter (hereinafter: the “Last Financial Statements”).

Any Accounting Treatment which differs from the one on the basis of which the Last Financial Statements were prepared, including, without limitation, due to the application of International Financial Reporting Standards (IFRS), any / new /other Israeli or foreign accounting standards, change of estimates and/or change of Accounting Policy (all the above, hereinafter, jointly and severally - the “New Accounting Treatment”), may bring about changes which may affect the Criteria.

The Company therefore agrees as follows:

Whenever it transpires to the Bank, at its exclusive discretion, that changes have and/or may occur to the Company’s financial statements, as a result of a New Accounting Treatment, the Bank may, following consultation with the Company, but without the need to obtain the Company’s consent, inform the Company which changes are required by it to be made in the Criteria (hereinafter: the “Amended Criteria”), so as to adjust such Criteria to the above changes, in order to adapt the Criteria to the original economic purpose underlying the Criteria.

Once the Bank informs the Company of the Amended Criteria, such shall obligate the Company, starting from the delivery of the Bank’s notice and this Letter shall be deemed as incorporating, as of the delivery date of the Bank’s notice, the Amended Criteria.

* Delete the irrelevant

B.	Undertaking for ‘No Change’ of Control in the Company

We hereby undertake that no change of control in the Company would be made in comparison with the situation at the date of signing this Letter, unless with the prior written consent of the Bank.

“Control” - for the purposes of the above, as such term is defined in the Securities Law, 5728-1968.

C.	‘No Merger’ Undertaking

a.	We hereby commit not to effect, or undertake to effect, or make any acts to effect, a merger with another/other corporation/s, without obtaining the Bank’s prior written consent. For this purpose, we undertake to immediately deliver to the Bank at its request any information and documents required by the Bank, at its discretion, for determining its position regarding the merger.

b.	The Company’s undertakings as set forth in this section above shall apply both with regard to a merger under the provisions of PART EIGHT or PART NINE of the Companies Law, 5759-1999 and with regard to any act which results in the purchase of all or substantially all of the Company’s assets by any other person or corporation, or any other act as a result of which shares of the Company are purchased and confer upon the purchaser control of the company, or any act as a result of which the Company, directly or indirectly, acquires all or substantially all of the assets of another corporation, or shares of another corporation, that confer upon the Company control of such other corporation.

For the purposes of this section, the term “control’ - as defined in the securities law 5728-1968.

D.	Undertaking to Deliver Financial Statements

We hereby undertake to deliver to you, by no later than the 30th day of April each year, financial statements of the Company, both on a consolidated and on a company-alone basis, that include, inter alia, a balance sheet, profit and loss statement, cash flow statement and any other statements required by the competent authorities (hereinafter: the “Financial Statements”), annual, audited by an external certified accountant that refer to December 31 of the previous year.

We also undertake to deliver to you, by no later than 45 days after the end of each quarter, a quarterly balance sheet and profit and loss statement of the Company, that refer to the quarter ending shortly prior to such date.

E.	Undertaking to Deliver Additional Reports

We undertake to deliver to you a copy of any certificate, notice, report or other document which we are obligated to provide under any law to the Companies Registrar and/or the Securities Authority, concurrently with the delivery of such documents to the Companies Registrar and/or the Securities Authority.

F.	‘No Issuance’ of Bearer Securities Undertaking

We undertake to refrain from issuing any bearer securities, without the Bank’s prior written consent.

We hereby declare that as of the date of signing this Letter no bearer securities were issued by the Company.

G.	Undertakings Towards Third Parties

a.	We hereby undertake to notify the Bank in writing, a reasonable time in advance, of our intention to make any commitments vis-à-vis third parties, including, without limitation, in the framework of an issuance/offering, which may or are likely to restrict in any manner our right to create any collaterals in favor of the Bank which are required and/or may be required for securing existing and/or future credits and/or banking services and to provide the Bank with the draft of any such undertaking prior to the final drafting thereof. We acknowledge that any commitment towards such third parties may bring about the cancellation and/or decrease of the credit facilities prior to the date of expiry thereof and/or annul your undertaking to provide credit and/or banking services, if such were or are provided, and we agree to the above. It is hereby clarified that the provisions of this section only are excluded and will not apply to assets of any type whatsoever the financing of which is provided by third parties and would be charged in favor of such third parties to secure their financing.

b.	We hereby undertake to notify the Bank in writing, a reasonable time in advance, of our intention to assume any commitments vis-à-vis any third parties, including, without limitation, in the framework of an issuance/offering, the entering into any financial Criteria the breach of which would or may confer upon such third parties the right to make our debts immediately due and payable.

8.	Additional Undertakings

The quotient obtained by dividing the aggregate amount of the balance of liabilities to banks, financial institutions, securities’ holders and other lenders, by the Tangible Equity, will not exceed at any time 1.6.

9.	Effect of the Undertakings

Our undertakings as set forth above shall remain in effect as long as any sums are due or shall become due to you from us on account of loans, credits and/or other banking services, which were and/or will be made available to us in the future and/or as long as the undertakings and guarantees made towards you or in your favor are in effect.

In any case where you inform us that any of our aforementioned undertakings is fully or partially breached, then - in addition to any other relief available to you under any law or under any other obligation of us to you, which is included or will be included in any documents whatsoever - you will be entitled to accelerate and immediately make due and payable all or any of our undertakings and debts towards you, and to collect the same from us, plus any amounts which the Bank will see fit to cover the losses and/or expenses incurred by the Bank due to such acceleration.

Notwithstanding the above, in the event of a breach of sections 1 and/or 8 above, you will become entitled to immediately make due and payable part of our undertakings and debts to you as aforesaid, only after a prior warning of 60 days.

For the avoidance of doubt, nothing in the above shall derogate from any of our undertakings towards you pursuant to any document and/or any law, or derogate from any cause for immediately making due and payable which is currently available and/or which will become available to you under any document and/or any law.

Sincerely Yours,

/s/ Gideon Yampolsky
CompuLab Ltd.

To

Bank Leumi Le-Israel B.M.

We the undersigned, shareholders of CompuLab Ltd., hereby agree and undertake, each severally, to the undertakings set forth in section 2 above.

The above stated shall bind all the undersigned shareholders, even though part of the Company’s shareholders did not sign this Letter.

/s/ TechnoPlus Ventures Ltd.	/s/ E.F.G. Investments Ltd.	/s/ Gideon Yampolski	/s/ Itamar Patishi
TechnoPlus Ventures Ltd.	E.F.G. Investments Ltd.	Gideon Yampolski	Itamar Patishi

/s/ H.S.T Industrial Building (1995) Ltd.	/s/ Amir Gal-Or	/s/ Avishay Silberschatz
H.S.T Industrial Building (1995) Ltd.	Amir Gal-Or	Avishay Silberschatz

The name of the Company: CompuLab Ltd. Company No. 511683351

Address: 17 HaYetsira Street, Yokneam Illit

To:	Date: July 27, 2014

Bank Leumi Le-Israel B.M.

Re: The Company’s Resolution to

  Sign a Letter of Covenants in favor of the Bank

We hereby notify you that at the meeting of the board of directors of CompuLab Ltd. (hereinafter: the “Company”), held on July 27, 2014, the following resolution was adopted:

1.	The Company will sign a letter of undertaking towards Bank Leumi Le-Israel B.M., according to which, inter alia, the Company makes various undertakings in connection with the retention of Tangible Equity, refraining from making any change of control, merger, or issuance of bearer securities, delivery of financial statements and additional reports to the Bank and other undertakings towards third parties.

2.	To empower Mr. Gideon Yampolski to sign the above letter of undertaking in the name of the Company, under such terms and conditions and in the form agreed upon between the Bank and the Company.

3.	To notify the Bank of the above resolution.

Sincerely Yours,

Gideon Yampolsky
Chairman of the Meeting

I the undersigned, Adv. Chen Katz, hereby confirm that the Company’s board of directors meeting was duly convened, that the above resolution was duly adopted at the meeting in accordance with the Company’s incorporation documents and signed by the Chairman.

Furthermore, I hereby confirm that the composition of signatures set forth in the above resolution binds the Company.

July 27, 2014	/s/ Chen Katz
Date	Signature and Stamp of Attorney